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                                                         EXHIBIT 10.14

                               OPTION AGREEMENT


This agreement ("Agreement") is entered into between Inmold, Inc., an Indiana corporation ("Corporation"), and Rick D. Bessette, an individual ("Bessette"), residing at 160 Brookwood Drive, Lake Orion, Michigan 48362.

Purpose. The purpose of this Agreement is to advance the interests of the Corporation by providing an opportunity for Bessette to acquire common stock of the Corporation under this Agreement.

Effective date. This Agreement becomes effective on____________, the date that it was approved by the Board of Directors of the Corporation.

Stock Subject to the Agreement. The number of shares of common stock of the Corporation which may be issued to Bessette under this Agreement shall not exceed Fifty Thousand (50,000) shares.

Duration of the Agreement. This Agreement shall terminate five (5) years from the Effective Date hereof, unless terminated earlier under the provisions of the Early Termination paragraph included hereinafter.

Date of Exercise. Bessette may exercise his option at any time during the duration of this Agreement but not before April 1, 1999.

Price. The price at which Bessette may exercise his option to purchase shares of common stock of the Corporation shall be one-half (1/2) of the market price of said common stock established by the average of the bid and asked price on the over-the-counter market, or in any alternative, the average between the high and low prices for said stock in any alternative market for a given date, but in no eve nt shall the price be less than_______per share.

Stock Dividends and Stock Splits.    The Board of Directors of the Corporation
shall make appropriate adjustment in the number of shares of common stock subject to this Agreement to give effect to any stock dividends, stock splits, stock combinations, recapitalization and other similar changes in the capital structure of the Corporation after the effective date of this Agreement.


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Termination of the Agreement.    This Agreement shall be terminated before the
Date of Termination provided for hereinbefore upon Bessette's termination, voluntary or involuntary, of employment with the Corporation or with any corporation in which the Corporation has a direct or indirect equity interest.

Entire Agreement.      This Agreement constitutes the entire agreement between
the Corporation and Bessette as to the granting of this Option. Any modifications to this Agreement must be in writing and signed by all parties.




                             INMOLD, INC.

Witness:

[illegible]                  By: /s/ Filipp J. Kreissl
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                                     Filipp J. Kreissl, President



                             RICK D. BESSETTE

[illegible]                      /s/ Rick D. Bessette
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